EXHIBIT 99.1

Loop Holdings, Inc.

February 28, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Loop Holdings, Inc.

We have audited the accompanying balance sheet of Loop Holdings, Inc. ("Loop Holdings" or the "Company") as of February 28, 2015 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from October 23, 2014 (inception) through February 28, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company's balance sheet as of February 28, 2015 and the related statements of operations, changes in stockholders' equity and cash flows for the period from October 23, 2014 (inception) through February 28, 2015 have been restated to correct the misstatement with regard to the accounting treatment of fully vested nonforfeitable shares issued to parties other than employees for obtaining services. The restatements of the financial statements are described in Note 10.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2015 and the statements of its operations and its cash flows for the period from October 23, 2014 (inception) through February 28, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at February 28, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC

Li and Company, PC

Skillman, New Jersey

June 30, 2015, except for Note 6, 8 and 10, as to which the date is January 6, 2015

F-2

Loop Holdings, Inc.

Balance Sheet

February 28, 2015
(Restated)

Assets
Current Assets
Cash	$182,492
Prepayments	539,951

Total current assets	722,443

Intellectual Property
Intellectual property	445,050
Accumulated amortization	(9,892)

Intellectual property, net	435,158

Total assets	$1,157,601

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$-
Advances from related party	1,130
Intellectual property acquisition obligation	212,880

Total current liabilities	214,010

Commitments and Contingencies

Stockholders' Equity
Common stock par value $0.00001: 50,000,000 shares authorized; 20,498,750 shares issued and outstanding	205
Additional paid-in capital	1,198,985
Accumulated deficit	(255,599)

Total stockholders' equity	943,591

Total liabilities and stockholders' equity	$1,157,601

See accompanying notes to the financial statements.

F-3

Loop Holdings, Inc.

Statement of Operations

For the Period from
October 23, 2014
(inception) through
February 28, 2015
(Restated)

Revenue	$-

Operating Expenses
Consulting fees	177,999
Professional fees	42,050
Research and development	12,242
Research and development - related party	50,000
General and administrative expenses	14,720

Total operating expenses	297,011

Loss from Operations	(297,011)

Other (Income) Expense
Foreign currency transaction (gain) loss	(41,412)

Other (income) expense, net	(41,412)

Loss before Income Tax Provision	(255,599)

Income Tax Provision	-

Net Loss	$(255,599)

See accompanying notes to the financial statements.

F-4

Loop Holdings, Inc.

Statement of Changes in Stockholders' Equity
For the period from October 23, 2014 (inception) through February 28, 2015
(Restated)

	Common stock par value $0.00001		Additional		Total
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders' Equity

October 23, 2014 (inception)	-	$-	$-	$-	$-

Issuance of common shares for cash at $0.00001 per share upon formation	17,000,000	170	-		170

Issuance of common shares for cash at $0.00001 per share in October 2014	2,000,000	20	-		20

Issuance of common shares for cash at $0.80 per share in December 2014	225,000	2	179,998		180,000

Issuance of fully vested, nonforfeitable common shares for future services valued at $0.80 per share in December 2014	890,000	9	711,991		712,000

Issuance of common shares for cash at $0.80 per share in January 2015	225,000	2	179,998		180,000

Issuance of common shares for service valued at $0.80 per share in January 2015	15,000	1	11,999		12,000

Issuance of common shares for cash at $0.80 per share in February 2015	143,750	1	114,999		115,000

Net loss		-	-	(255,599)	(255,599)

Balance, February 28, 2015	20,498,750	205	1,198,985	(255,599)	943,591

See accompanying notes to the financial statements.

F-5

Loop Holdings, Inc.
Statement of Cash Flows

For the Period from
October 23, 2014
(inception) through
February 28, 2015
(Restated)

Cash Flows from Operating Activities
Net loss	$(255,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	9,892
Common shares issued for services	189,999
Changes in operating assets and liabilities:
Prepayments	(5,950)

Net Cash Used in Operating Activities	(61,658)

Cash Flows from Investing Activities
Acquisition of intellectual property	(232,170)

Net Cash Used in Investing Activities	(232,170)

Cash Flows from Financing Activities
Advances from stockholder	1,130
Proceeds from sale of common shares	475,190

Net Cash Provided by Financing Activities	476,320

Net Change in Cash	182,492

Cash - beginning of period	-

Cash - end of period	$182,492

Supplemental disclosure of cash flow information:

Interest paid	$-

Income tax paid	$-

Non Cash Financing and Investing Activities

Acquisition of intellectual property with debt	$212,880

Fully-vested, nonforfeitable shares issued to 3rd party for future services	$712,000

See accompanying notes to the financial statements.

F-6

Loop Holdings, Inc.

February 28, 2015

Notes to the Financial Statements

Note 1 - Organization and Operations

Loop Holdings, Inc.

Loop Holdings, Inc. (the "Company") was incorporated on October 23, 2014 under the laws of the State of Nevada. The Company engages in the designing, prototyping and building a closed loop plastics recycling business leverage a proprietary de-polymerization technology.

Note 2 -Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company's financial condition and results and require management's most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company's significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal Year-End

The Company elected the last day of February as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company's critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Fair value of long-lived assets: Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in the Company's overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company's net deferred tax assets resulting from its net operating loss ("NOL") carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

F-7

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company's financial assets and liabilities, such as cash, prepayments, accounts payable and intellectual property acquisition obligation approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

F-8

Pursuant to ASC Paragraph 360-10-35-21 the Company's long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Intangible Assets Other Than Goodwill

The Company has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Intellectual property (*)	15

______

(*) Amortized on a straight-line basis over the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the patents, whichever is shorter.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company ("Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-9

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification ("Section 830-20-35") for foreign currency transactions. Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company's reporting currency or Canadian Dollar, the Company's operating functional currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments. Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification ("Sub-topic 505-50").

F-10

Pursuant to ASC paragraphs 505-50-25-6 and 505-50-25-7, a grantor shall recognize the goods acquired or services received in a share-based payment transaction when it obtains the goods or as services are received. A grantor may need to recognize an asset before it actually receives goods or services if it first exchanges share-based payment for an enforceable right to receive those goods or services. Nevertheless, the goods or services themselves are not recognized before they are received. If fully vested, nonforfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, nonforfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, nonforfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company is a newly formed corporation, or the Company's common shares are traded in one of the national exchanges the grant-date share price of the Company's common stock will be used to measure the fair value of the common shares issued; however, if the Company is a newly formed corporation or the Company's common shares are thinly traded the use of share prices established in the Company's most recent private placement memorandum ("PPM"), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.

The expected term of the option, taking into account both the contractual term of the option and the effects of employees' expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.

The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.

The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company's current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.

The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option's contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

F-11

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 "Accounting for Research and Development Costs") and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 "Research and Development Arrangements") for research and development costs. Research and development costs are charged to expense as incurred.Research and development costs consist primarily of remuneration for material and testing costs for research and development.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-12

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 "Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15").

In connection with preparing financial statements for each annual and interim reporting period, an entity's management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management's evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity's ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management's plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management's plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity's ability to continue as a going concern (before consideration of management's plans)

b.	Management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations

c.	Management's plans that alleviated substantial doubt about the entity's ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity's ability to continue as a going concern

b.	Management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations

c.	Management's plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

F-13

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In January 2015, the FASB issued the FASB Accounting Standards Update No. 2015-01 "Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items" ("ASU 2015-01").

This Update eliminates from GAAP the concept of extraordinary items and the requirements in Subtopic 225-20 for reporting entities to separately classify, present, and disclose extraordinary events and transactions.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, "Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15").

The Company's financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at February 28, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company's cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Intellectual Property

Entry into Intellectual Property Assignment Agreement

On October 27, 2014, the Company ("Assignee") entered into an Intellectual Property Assignment Agreement ("Assignment Agreement") with Hatem Essaddam ("Assignor"), whereas (a) The Assignor has developed a certain technique and method allowing for the depolymerization of polyethylene terephthalate at ambient temperature and atmospheric pressure ("Technique"); (b) The Assignee wishes to develop a Polyethylene terephthalate depolymerization processing plant; and (c) The Assignor wishes to assign to the Assignee all of his rights, title and interests (including Intellectual Property rights), present and future, in and to the Technique.

Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are stated in Canadian dollars.

Intellectual property acquisition obligations (including but not limited to a payment for $212,880) under the Agreement, however, have been paid in United States Dollars.

F-14

Assignment

On the terms and subject to the conditions set forth in this Assignment Agreement, the Assignor agrees to assign, sell, transfer and deliver to the Assignee at the Closing Time, free and clear of all Encumbrances, all of the Assignor's rights, title and interest in and to the Technique and the Intellectual Property Rights (collectively, the "Purchased Assets"), and the Assignee agrees to purchase and accept from the Assignor at the Closing Time, the Purchased Assets.

Purchase Price

The purchase price payable by the Assignee to the Assignor for the Purchased Assets shall be ONE MILLION THREE HUNDRED THOUSAND DOLLARS (CAD1,300,000) (the "Purchase Price"), exclusive of all Taxes, payable as follows:

(a)

Within five (5) days following the receipt, by the Assignee, of results confirming that the Technique meets the Specifications under the testing conditions of Techsolutions Environment Inc. and analysis by the University of Montreal for purity levels exceeding the Specifications, the Assignor will remit the Technique Sheet to the Assignee and the Assignee will deposit an amount of TWO HUNDRED FIFTY THOUSAND DOLLARS (CAD250,000) with the escrow agent, in trust, to be held in accordance with the Escrow Agreement (the "Deposit");

(b)

Subject to the conditions set out in the Assignment Agreement having been complied with and subject to the terms of the Escrow Agreement, on the Closing Date, the Assignee shall give irrevocable instructions to the escrow agent to proceed to the transfer of the Deposit to Me Charles Derome, in trust for the benefit of the Assignor, and the Company shall remit an additional amount of TWO HUNDRED FIFTY THOUSAND DOLLARS (CAD250,000) to Me Charles Derome, in trust for the benefit of the Assignor, by wire transfer;

(c)

Subject to the Closing, TWO HUNDRED THOUSAND DOLLARS (CAD200,000) will be paid by wire transfer to the Assignor within sixty (60) days of each of the following milestones having been met (collectively, the "Milestones"), which Milestones are to be calculated separately one from the other and not cumulatively:

(i)	An average of twenty (20) metric tons per day of terephthalic acid meeting the Specifications is produced at the Plant for twenty (20) Operating days.

(ii)	An average of thirty (30) metric tons per day of terephthalic acid meeting the Specifications having been produced at the Plant for thirty (30) Operating days;

(iii)	An average of sixty (60) metric tons per day of terephthalic acid meeting the Specifications having been produced a the Plant for sixty (60) Operating days; and

(iv)	An average of one hundred (100) metric tons per day of terephthalic acid meeting the Specifications having been produced at the Plant for sixty (60) Operating days.

Transition Period Payment

In addition to the payment of the Purchase Price, during the Transition Period (a period of sixty (60) days following the reception of the Technique Sheet by the Assignee), the Assignee shall make a consulting payment for services in the amount of up to SIXTEEN THOUSAND DOLLARS (CAD16,000) to the Assignor payable as follows:

(a)	EIGHT THOUSAND DOLLARS (CAD8,000) payable concurrently with the Deposit by check made payable to the Assignor; and

(b)	subject to the conditions set out in the Assignment Agreement having been complied with, EIGHT THOUSAND DOLLARS (CAD8,000) payable on the Closing Date by check made payable to the Assignor.

F-15

Royalties

In addition to the payment of the Purchase Price, the Assignee shall provide the Assignor a royalty payment as follows up to a maximum aggregate amount of TWENTY-FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS (CAD25,700,000):

(a)	10% of gross profits on the sale of all products derived by the Assignee from the Technique;

(b)	10% of any license fee paid to the Assignee in respect of any licensing or other right to use the Technique granted to a third party by the Assignee;

(c)	5% of any royalty or other similar payment made to the Assignee by a third party to whom a license or other right to use the Technique has been granted by the Assignee; and

(d)	5% of any royalty or other similar payment made to the Assignee by a third party in respect of a sub-license or other right to use the Technique granted by the third party.

Covenants

Exclusivity

In consideration of the substantial expenditure of time and effort undertaken and to be undertaken by the Assignee, the Assignor shall not, until the date which is six (6) months from the termination of this Agreement pursuant to Section 6.2 or Section 6.4, (i) offer to assign or sell, solicit any offer to assign or purchase, or engage in any negotiations relating to the purchase of the Technique or any Intellectual Property Right by any person or entity other than the Assignee, (ii) offer to license the Technique or any of the Intellectual Property Rights or enter into any negotiation related thereto, or (iii) provide any information related to the Technique or any Intellectual Property Rights to any person or entity other than the Assignee.

Non-compete (The Assignor)

The Assignor agrees that he shall not, directly or indirectly, be involved in any business or project, whether personally or as a shareholder, director, officer, employee, consultant, lender or otherwise, which is similar to the business of commercializing the Technique or is competitive therewith anywhere in North America or Europe for a period of five (5) years following receipt of the last payment made pursuant to the terms and conditions set out in the Transition Period Payment clause.

Confidentiality

The Confidential Information disclosed by either party during the course of their relationship shall be kept confidential by the recipient thereof and not be disclosed to anyone without a "need to know" for the purposes of carrying out the intent of this Agreement. Neither party shall disclose the Confidential Information to any third party. Each party shall take the necessary steps to protect the Confidential Information and these steps must be at least as protective as those taken to protect each party's own Confidential Information, provided these steps are diligent.

Confidentiality and non-compete (Assignee and Intervenor)

In the event that this Agreement would be resiliated by either party as provided herein or that it would not be carried on for any reason whatsoever, or if the conditions of this Agreement are not met or realized, including, without limitation, if the Assignee, after its due diligence verification, is not satisfied of the financial viability associated with commercializing the Technique, it is understood that the Confidential Information, the Technique and the Intellectual Property rights will remain the sole property of the Assignor and that the Assignee and the Intervenor shall not use the Confidential Information or disclose, transfer or otherwise communicate the Confidential Information to any third party whatsoever and that any information that they would have received in respect with this Agreement regarding the Technique or the Intellectual Property Rights will remain strictly confidential and that they shall not, directly or indirectly, be involved in any business or project, whether personally or as a shareholder, director, officer, employee, consultant, lender or otherwise, which is similar to the business of commercializing the Technique or that would use, be based on or employ all or part of the Technique, the Intellectual Property Rights or the Confidential Information, anywhere in the world and indefinitely.

Default

If any party herein breaches the undertakings set forth in Sections 5.1.9 Non-compete (the Assignor), 5.1.10 Confidentiality or 5.1.11 Confidentiality and non-compete (Assignee and Intervenor) hereinabove, as applicable, and if such breach is not remedied within five (5) days of receipt of a written notice of default from one party to the breaching party (the "Defaulting Party"), the Defaulting Party shall pay the party victim of the breach (the "Non-Defaulting Party"), upon request, an amount of $1,000 per day as liquidated damages, without prejudice to any other recourse including, without limitation, injunctive relief.

F-16

Conditions

Waiver or Termination by the Assignor

The conditions contained in Section 6.3 hereof are inserted for the exclusive benefit of the Assignor and may be waived in whole or in part by the Assignor at any time. The Assignee acknowledges that the waiver by the Assignor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Assignee herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.3 hereof are not fulfilled or complied with as herein provided, the Assignor may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Assignee and in such event the Assignor shall be released from all obligations hereunder, and unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Assignee, then the Assignee shall also be released from all obligations hereunder other than those which by their nature are meant to survive, including without limitation Sections 5.1.10 Confidentiality or 5.1.11 Confidentiality and non-compete (Assignee and Intervenor) and 5.1.12 Default.

Closing

Closing of the transactions under the Intellectual Property Assignment Agreement occurred on April 1, 2015, when Mr. Essaddam and 93197218 Quebec Inc., an entity controlled by Mr. Essaddam, executed an Assignment and Moral Rights Waiver to Loop Holdings, assigning the depolymerization technology underlying the business of Loop Holdings to Loop Holdings. Loop Holdings has paid all consideration (except for possible future royalty payments) and met all closing conditions under the Intellectual Property Assignment Agreement. As of April 1, 2015, Loop Holdings has full and unconditional title to, and there are no restrictions to the use of, the depolymerization technology and any other intellectual property the subject of Intellectual Property Assignment Agreement.

Accounting Treatment of Intellectual Property Assignment Agreement

The Company recorded CAD500,000 (approximately $445,050 using the midpoint spot rate of 1CAD=$0.8901) as the purchase price of the intellectual property on October 27, 2014, which is being amortized over the estimated useful life of 15 years from the date of the assignment.

The Company did not make any Milestone payment as none of the Milestones have been met as of February 28, 2015.

(i) Impairment Testing

The Company completed its annual impairment testing of the intellectual property and determined that there was no impairment at February 28, 2015.

(ii) Amortization Expense

Amortization expense was $9,892 for the reporting period ended February 28, 2015.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship	Related Party Transactions	Business Purpose of transactions

Management and significant stockholder

Daniel Solomita	Chairman, CEO and significant stockholder	(i) Advances to the Company; (ii) Operating lease	(i) Working capital; (ii) Office lease

Entity controlled by significant stockholder

8198381 Canada Inc.	An entity majority-owned and controlled by the Chairman, CEO and significant stockholder	Work-for-hire research and development services	Research and development

F-17

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Advances from President, CEO and Significant Shareholder

From time to time, president, CEO and significant shareholder of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

At February 28, 2015, a stockholder of the Company advanced $1,130 to the Company for working capital purposes.

Research and Development Services Provided by 8198381 Canada Inc.

From time to time, 8198381 Canada Inc., a related party, provides research and development services to the Company. These services were provided on as needed basis. There were no contractual arrangement between 8198381 Canada Inc. and the Company.

Research and development services provided by 8198381 Canada Inc. were as follows:

For the period from October 17, 2014 (inception) through February 28, 2015

Research and development services – related party	$50,000

$50,000

Note 6 – Commitments and Contingencies

Entry into Consulting Agreements

Business Advisory Agreements

On December 1, 2014, the Company entered into consulting agreements with certain consultants ("the Consultants") with the following key terms and conditions:

Services

The Consultants will provide consulting support and advisory services to include business expansion strategies and corporate finance.

Terms

The Agreement shall commence on the date above and shall continue for a period of twelve (12) months.

Consideration

Upon signing of the agreements, the Consultants will be granted 890,000 shares of Loop common stock. The shares will be fully vested, fully earned and nonforfeitable.

Accounting Treatment of the Consideration

The Company valued 890,000 fully vested, nonforfeitable common shares issued to the Consultants for obtaining services at $0.80 per share, the most recent PPM price, or $712,000 in aggregate, and booked the fair value of the equity instruments issued as prepaid consulting fees on the date of grant. The expense of the consulting services are recognized as those services are received.

The Company recognized $177,999 of consulting fees for the reporting period ended February 28, 2015.

Entry into Investor Relations Agreement

On January 15, 2015, the Company engaged John H. Shaw ("Consultant"), as a corporate communications consultant with the following terms and conditions:

Responsibilities and Scope

Effective January 15, 2015, the Company ("Client") retained the Consultant for a period of three months to consult on corporate communications matters ("Corporate Communication Agreement").

F-18

Terms

a. Six thousand dollars ($6,000) for Month One, and four thousand dollars ($4,000) for each of both Months Two and Three. (For companies with a "Going Concern" or negative cash flow, fees are invoiced as a retainer due and are payable by the 1stof each month.) Retainers shall be pro-rated in the first and last months: January 15 to the end of the month is $3,000; February 1: $5,000; March 1: $4,000; April 1: $2,000). The initial retainer is due at program commencement. Thereafter, Client will be invoiced in advance and, if retainer or any other fee is not received by the 10th of the month or within 10 calendar days after being invoiced -- whichever comes last -- services are automatically suspended without deferral until the account is brought current.

b. Fifteen thousand (15,000) shares of Loop Industries restricted common stock as a one-time non-refundable retainer in consideration of Consultant's dedicated allocation of time on Client's behalf. The Restricted Stock shall be issued as fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the issuance of Restricted Stock to be legally valid and irrevocable. For a period of thirteen months from the date of this Agreement, Client shall maintain its "status" as (1) a fully SEC reporting company, (2) listed on the OTCQB or a more senior exchange. Should Client fail to maintain said status for "five or more consecutive trading days", Client shall pay Consultant a one-time-ever fee of $6,500 cash due within ten days of the above referenced "fifth consecutive trading day."

Accounting Treatment of the Compensation Arrangement

a. $8,000 was recorded as professional fees - investor relations for the reporting period ended February 28, 2015.

b. The Company valued 15,000 common shares granted to the Consultant at $0.80 per share, the most recent PPM price, or $12,000 and immediately recognized as an expense the full value of the consideration paid on the date of grant due to the fact that these shares are issued as fully-paid and non-assessable securities.

Note 7 – Stockholders' Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock the Company is authorized to issue is Fifty Million (50,000,000) shares all of which shall be Common Stock, par value $0.0001 per share.

Common Stock

Common Shares Issued for Cash

Upon formation, the Company issued 17,000,000 shares of common stock to the founders of the Company for cash at $0.0001 per share, or $170.

On October 23, 2014, the Company issued 2,000,000 shares of common stock to an investor for cash at $0.0001 per share, or $20.

In December 2014, the Company sold 225,000 shares of common stock to four (4) investors at $0.80 per share, or $180,000 in aggregate for cash.

In January 2015, the Company sold 225,000 shares of common stock to three (3) investors at $0.80 per share, or $180,000 in aggregate for cash.

In February 2015, the Company sold 143,750 shares of common stock to three (3) investors at $0.80 per share, or $115,000 in aggregate for cash.

F-19

Note 8 – Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

At February 28, 2015, the Company had net operating loss ("NOL") carry–forwards for Federal income tax purposes of $255,599 that may be offset against future taxable income through 2035. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying financial statements as the management of the Company believes that the realization of the Company's net deferred tax assets of approximately $86,904 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased by $86,904 for the reporting period ended February 28, 2015.

Components of deferred tax assets are as follows:

February 28, 2015
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$86,904

Less valuation allowance	(86,904)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the reporting period ended February 28, 2015

Federal statutory income tax rate	34.0%

Increase (reduction) in income tax provision resulting from:

Net operating loss ("NOL") carry-forwards	(34.0)

Effective income tax rate	0.0%

Tax years that remain subject to examination by major tax jurisdictions

The Company's corporation income tax returns are subject to audit under the statute of limitations by the Internal Revenue Service and the State of California for a period of three (3) years from the date they are filed. The table below summarizes the tax years for which the Company's corporation income tax returns remain subject to audit under the statute of limitations by the Internal Revenue Service and the State of California:

Tax Year Ending Date	Date Tax Return Filed	Remaining Subject to Audit (Y/N)

February 28, 2015	Not yet	Y

F-20

Note 9 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through June 30, 2015, the date when the financial statements were originally issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Common Shares Issued for Cash

In March 2015, the Company sold 202,500 shares of its common stock to five (5) investors at $0.80 per share, or $162,000 in aggregate for cash.

In April 2015, the Company sold 2,406,250 shares of its common stock to certain investors at $0.80 per share, or $1,917,000 for cash.

In May 2015, the Company sold 150,000 shares of its common stock to certain investors at $0.80 per share, or $120,000 for cash.

Entry into a Technology Transfer Agreement with 8198381 Canada, Inc., a Related Party

On June 22, 2015, Loop Holdings, Inc. entered into a Technology Transfer Agreement with 8198381 Canada Inc. whereby 8198381 Canada Inc. and the Company memorialized the transfer of technology and information from 8198381 Canada Inc. to the Company under the 8198381 Canada Inc. Oral Contract.

Entry into a Share Exchange Agreement and Stock Redemption Agreements

On June 29, 2015, First American Group Inc. (the "First American Group"), entered into a share exchange agreement (the "Share Exchange Agreement") and stock redemption agreements (the "Stock Redemption Agreements"), by and among First American Group, Loop Holdings, Inc., and all of the stockholders of Loop Holdings, Inc.

Pursuant to a Stock Redemption Agreement dated June 29, 2015, the First American Group redeemed from Mazen Kouta, who served as President, Treasurer and a director from April 27, 2010 until June 29, 2015, 56,250,000 shares of common stock of First American Group for an aggregate redemption price of $9,000 and a mutual release of claims with First American Group, the effect of which is that Mr. Kouta no longer holds any shares of common stock or any other securities of First American Group immediately following the redemption. Pursuant to a Stock Redemption Agreement dated June 29, 2015, First American Group redeemed from Zeeshan Sajid, who served as Secretary and a director from April 27, 2010 until June 29, 2015, 43,750,000 shares of common stock of First American Group for an aggregate redemption price of $7,000 and a mutual release of claims with First American Group, the effect of which is that Mr. Sajid no longer holds any shares of common stock or any other securities of First American Group immediately following the redemption. Neither First American Group nor Mr. Sajid had any known claims against the other and released each other from any claims in order to mitigate the likelihood of claims being made in the future by any of the parties against the other.

Under the terms and conditions of the Share Exchange Agreement, First American Group issued 93,030,000 shares of its common stock for the acquisition of all of the issued and outstanding shares of Loop Holdings. The number of common shares issued represented approximately 78.1% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement and Stock Redemption Agreements. The board of directors and the members of the management of First American Group resigned and the board of directors and the member of the management of Loop Holdings became the board of directors and the member of the management of the combined entities upon consummation of the Share Exchange Agreement and Stock Redemption Agreements.

As a result of the controlling financial interest of the former stockholders of Loop Holdings, Inc., for financial statement reporting purposes, the merger between First American Group and Loop Holdings was treated as a reverse acquisition, with Loop Holdings deemed the accounting acquirer and First American Group deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Loop Holdings, Inc. (the accounting acquirer) are carried forward to First American Group (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Loop Holdings, Inc. is being retroactively restated using the exchange ratio established in the Share Exchange Agreement and Stock Redemption Agreements to reflect the number of shares of First American Group issued to effect the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Loop Holdings, Inc. immediately prior to the business combination to the unredeemed shares and the fair value of First American Group determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the financial statements immediately post the combination reflects the equity structure of the First American Group, including the equity interests the legal parent issued to effect the combination.

F-21

Note 10 –Restatements of Previously Issued Financial Statements

Subsequent to the original issuance of the Company's financial statements for the period from October 23, 2014 (inception) through February 28, 2015 as included in the First American Group Inc.'s current report on Form 8-K filed with the SEC on June 30, 2015 and the amendment No. 1 to the First American Group Inc.'s current report on Form 8-K filed with the SEC on September 18, 2015, the management of the Company identified certain misstatements during the period. As a result of certain misstatements identified, its Board of Directors, in consultation with the management and Li and Company, PC, its independent registered public accounting firm, concluded that its previously issued financial statements as of February 28, 2015 and for the reporting period then ended, should no longer be relied upon because of certain misstatements identified. On December 1, 2014, the Company entered into consulting agreements with certain consultants ("the Consultants") for a period of twelve (12) months from the date of signing. Upon signing of the agreements, the Consultants will be granted 890,000 fully vested, nonforfeitable shares of Loop common stock. The Company valued 890,000 fully vested, nonforfeitable shares issued to the Consultants for obtaining services at $0.80 per share, the most recent PPM price, or $712,000 and booked the fair value of the equity instruments issued as consulting fees on the date of grant, which should have been booked as prepaid consulting fees on the date of grant and the expense of the consulting services should have been recognized as those services are received. Accordingly, the Company restated its previously issued financial statements for the period. The details of the misstatements identified are set out below:

Misstatements as of and for the period from October 23, 2014 (inception) through February 28, 2015:

	Misstatements Dr. (Cr.)	Impact to Statement of Operations – Income (Loss)

(i) To reverse 890,000 fully vested, nonforfeitable shares issued to parties other than employees for acquiring goods or services originally recorded as consulting fees on the date of grant.

Common stock par value $0.00001	$7

Additional paid-in capital	711,993

Consulting fees	(712,000)	712,000

(ii) To record 890,000 fully vested, nonforfeitable shares issued to parties other than employees for acquiring goods or services as prepaid consulting fees on the date of grant.

Prepaid consulting fees	712,000

Common stock par value $0.00001	(7)

Additional paid-in capital	(711,993)

(iii) To recognize consulting fees as those services are received.

Prepaid consulting fees	$(177,999)

Consulting fees	177,999	(177,999)

		$534,001

F-22

The following tables present the impact of the above mentioned adjustments to the financial information

Balance sheets information:

The restated balance sheets are set out as follows:

Loop Holdings, Inc.
Balance Sheet

	February 28, 2015	February 28, 2015	February 28, 2015
	(Previously Reported)	(Adjustments)	(Restated)

Assets
Current Assets
Cash	$182,492	$-	$182,492
Prepayments	5,950	534,001	539,951

Total current assets	188,442	534,001	722,443

Intellectual Property
Intellectual property	445,050	-	445,050
Accumulated amortization	(9,892)	-	(9,892)

Intellectual property, net	435,158	-	435,158

Total assets	$623,600	$534,001	$1,157,601

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$-	$-	$-
Advances from related party	1,130	-	1,130
Intellectual property acquisition obligation	212,880	-	212,880

Total current liabilities	214,010	-	214,010

Commitments and Contingencies

Stockholders' Equity
Common stock par value $0.00001: 50,000,000 shares authorized; 20,498,750 shares issued and outstanding	205	-	205
Additional paid-in capital	1,198,985	-	1,198,985
Accumulated deficit	(789,600)	534,001	(255,599)

Total stockholders' equity	409,590	534,001	943,591

Total liabilities and stockholders' equity	$623,600	$534,001	$1,157,601

F-23

Statements of operations information:

The restated statements of operations are set out as follows:

Loop Holdings, Inc.
Statement of Operations

	For the Period from	For the Period from	For the Period from
	October 23, 2014	October 23, 2014	October 23, 2014
	(inception) through	(inception) through	(inception) through
	February 28, 2015	February 28, 2015	February 28, 2015
	(Previously Reported)	(Adjustments)	(Restated)

Revenue	$-	$-	$-

Operating Expenses
Consulting fees	712,000	(534,001)	177,999
Professional fees	42,050	-	42,050
Research and development	12,242	-	12,242
Research and development - related party	50,000	-	50,000
General and administrative expenses	14,720	-	14,720

Total operating expenses	831,012	(534,001)	297,011

Loss from Operations	(831,012)	534,001	(297,011)

Other (Income) Expense
Foreign currency transaction (gain) loss	(41,412)	-	(41,412)

Other (income) expense, net	(41,412)	-	(41,412)

Loss before Income Tax Provision	(789,600)	534,001	(255,599)

Income Tax Provision	-	-	-

Net Loss	$(789,600)	$534,001	$(255,599)

F-24

Statement of cash flows information:

The restated statements of cash flows are set out as follows:

Loop Holdings, Inc.
Statement of Cash Flows

	For the Period from	For the Period from	For the Period from
	October 23, 2014	October 23, 2014	October 23, 2014
	(inception) through	(inception) through	(inception) through
	February 28, 2015	February 28, 2015	February 28, 2015
	(Previously Reported)	(Adjustments)	(Restated)

Cash Flows from Operating Activities
Net loss	$(789,600)	$534,001	$(255,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	9,892	-	9,892
Common shares issued for services	724,000	(534,001)	189,999
Changes in operating assets and liabilities:
Prepayments	(5,950)	-	(5,950)

Net Cash Used in Operating Activities	(61,658)	-	(61,658)

Cash Flows from Investing Activities
Acquisition of intellectual property	(232,170)	-	(232,170)

Net Cash Used in Investing Activities	(232,170)	-	(232,170)

Cash Flows from Financing Activities
Advances from stockholder	1,130	-	1,130
Proceeds from sale of common shares	475,190	-	475,190

Net Cash Provided by Financing Activities	476,320	-	476,320

Net Change in Cash	182,492	-	182,492

Cash - beginning of period	-	-	-

Cash - end of period	$182,492	$-	$182,492

Supplemental disclosure of cash flow information:

Interest paid	$-	$-	$-

Income tax paid	$-	$-	$-

Non Cash Financing and Investing Activities

Acquisition of intellectual property with debt	$212,880	$-	$212,880

Fully-vested, non-forfeitable shares issued to 3rd party for future services	$-	$712,000	$712,000

F-25